UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2006

WHO'S YOUR DADDY, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-33519	98-0360989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Camino Del Rio North, Suite 1650, San Diego, CA 92108
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code (619) 284-4807

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01           Entry into a Material Definitive Agreement

On March 13, 2006 Who's Your Daddy, Inc. (WYD or the Company) entered into a Sponsorship Agreement (the Agreement) with Sacks Motorsports, Inc, a Nevada corporation (SMI). Pursuant to the Agreement, the Company will be the exclusive sponsor of the SMI Nextel Race Team during the three-year term of the Agreement. SMI will race their car in a minimum of twenty races and provide other marketing and promotion assistance to the Company.

The Company and SMI are currently negotiating the final terms of this agreement. The Company shall file an amendment to this Report no later than four business days after the final agreement become available.

The Company expects sales generated from this exposure to exceed the cost of the Sponsorship Agreement.

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02            Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On March 9, 2006, as part of its annual 2005 audit, the Registrant’s CFO identified a potential correction of the accounting treatment for the April, 2005 merger between the Registrant (formerly named Snocone Systems, Inc. (“Snocone”)) and Who’s Your Daddy, Inc. (WYD), a California corporation. In the financial statements issued for the quarters ended June 30 and September 30, 2005 the merger was treated as an acquisition by Snocone of WYD. In looking at the transaction closer, and applying the requirements of SFAS 141, it was determined that the merger should have been treated as a reverse acquisition by WYD of Snocone. This was brought to the attention of the Board of Directors of the Registrant, who concurred with the CFO on March 14, 2006.

As a result of this determination, the financial statements for the quarters ended June 30 and September 30, 2005 can no longer be relied upon.

For the quarters ended June 30 and September 30, 2005 the effect of this change in the Statements of Operations will be to eliminate the lines for “Impairment Loss – WYD” and “Loss on Disposal of Technology.” In addition, the first quarter 2005 WYD results of operations will replace the Snocone amounts. Finally, the column for “Cumulative Period” will be changed to reflect the cumulative amounts for WYD from its inception, November 21, 2001, to date, rather than for Snocone’s, and the 2004 comparative periods will be changed to show the WYD amounts, rather than Snocone’s.

The effect on the Balance Sheets at June 30 and September 30, 2005 will be to eliminate the asset “Goodwill” and to change the amounts in “Additional Paid-in Capital” and “Deficit Accumulated During the Development Stage.” The Statements of Cash Flows will also be changed to reflect the above adjustments.

Item 9.01 - Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
99.1	Press release dated March 16, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHO'S YOUR DADDY, INC.

Date: March 17, 2006	By:	/s/ Dan Fleyshman

	Title:	Dan Fleyshman, President